EXHIBIT 12.2


     COMPUTATION OF RETURN ON AVERAGE ASSETS
     QUARTER ENDING SEPTEMBER 30, 1996



                                                             Total Assets
                                                            --------------

     June 30, 1996                                          $1,477,698,000
     July 31, 1996                                           1,480,342,000
     August 31, 1996                                         1,487,950,000
     September 30, 1996                                      1,531,295,000
                                                            --------------
                                                             5,977,285,000
     Divide by number of months                                          4
                                                            ==============
     Average                                                $1,494,321,250
                                                            ==============

     Net income (loss)                                      $   (3,298,000)
     Divide by average assets                                1,494,321,250
                                                            --------------
     Return on average assets                                         0.88%
                                                            ==============
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                                                    EXHIBIT 12.2, CONTINUED


     COMPUTATION OF RETURN ON AVERAGE ASSETS, CONTINUED
     QUARTER ENDING SEPTEMBER 30, 1995



                                                             Total Assets
                                                            --------------
     June 30, 1995                                          $1,540,784,000
     July 31, 1995                                           1,545,273,000
     August 31, 1995                                         1,553,855,000
     September 30, 1995                                      1,554,614,000
                                                            --------------
                                                             6,194,526,000
     Divide by number of months                                          4
                                                            --------------
     Average                                                $1,548,631,500
                                                            ==============

     Net income                                             $    1,336,000
     Divide by average assets                                1,548,631,500
                                                            --------------
     Return on average assets                                         0.34%
                                                            ==============
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